SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2006

Delta Oil & Gas, Inc.
---------------------------
(Exact name of registrant as specified in its charter)

Colorado	333-82636	91-2102350
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

1122 6th Avenue
Seattle, Washington	98109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 866-355-3644

__________________________	_______________
(Former name or former address, if changed since last report.)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  Entry into a Material Definitive Agreement

On February 21, 2006, we entered into an agreement (the “Agreement”) with 0743608 B.C. Ltd., (“Assignor”) a British Columbia based oil and gas exploration company, in order to accept an assignment of the Assignor’s ten percent (10%) gross working and revenue interest in a ten-well drilling program (the “Drilling Program”) to be undertaken by Griffin & Griffin Exploration L.L.C., (“Griffin”) a Mississippi based exploration company. Under the terms of the Agreement, we will pay the Assignor Four Hundred and Twenty-Five Thousand ($425,000) Dollars within 14 days of executing the Agreement as payment for the assignment of the Assignor’s 10% gross working and revenue interest in the Drilling Program. We anticipate entering into a Joint Operating Agreement directly with Griffin within the same 14-day period.

The Drilling Program on the acquired property interests is anticipated to be initiated by Griffin on or about April 1, 2006 and to be completed by Griffin within approximately 10 months. The prospect area owned or controlled by Griffin on which the ten wells will be drilled comprises approximately 1273 acres in Palmetto Point, Mississippi. The exact locations of the ten wells in which we will participate are yet to be determined.

The Agreements are attached to this current report as exhibits.

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

None

SECTION 6 - RESERVED

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

10.1	Drilling Program Agreement between Griffin & Griffin Exploration L.L.C. and 0743608 B.C. Ltd.
10.2	Assignment Agreement between Delta Oil & Gas, Inc. and 0743608 B.C. Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Oil & Gas, Inc.

/s/ Douglas Bolen
Douglas Bolen
Chief Executive Officer, Chief Financial Officer, and Director

Date: February 25, 2006